Exhibit 5.1

787 Seventh Avenue
New York, NY 10019-6099
Tel: 212 728 8000
Fax: 212 728 8111

June 30, 2025

Victory Capital Holdings, Inc.

15935 La Cantera Parkway

San Antonio, TX 78256

Ladies and Gentlemen:

We have acted as counsel to Victory Capital Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 filed by the Company with the U.S. Securities and Exchange Commission on June 30, 2025 (the “Registration Statement”) under the Securities Act of 1933 (as amended, the “Act”), relating to the resale from time to time by Amundi Asset Management S.A.S. (the “Selling Stockholder”) of up to 23,035,771 shares of the Company’s common stock (the “Common Stock”), par value $0.01 per share (collectively, the “Shares”), which includes (i) 3,293,471 outstanding shares of Common Stock, and (ii) 19,742,300 shares of Common Stock issuable upon the automatic conversion upon the occurrence of certain specified events of 19,742,300 shares of the Company’s non-voting convertible preferred stock, par value $0.01 per share, designated as Series A Non-Voting Convertible Preferred Stock (the “Series A Non-Voting Convertible Preferred Stock”), issued pursuant to the Certificate of Designations, Powers, Preferences and Rights of Series A Non-Voting Convertible Preferred Stock of the Company, dated as of April 1, 2025 (the “Certificate of Designations”).

We have examined copies of the second amended and restated certificate of incorporation of the Company (as amended), the amended and restated bylaws of the Company, the Registration Statement, all relevant resolutions adopted by the Company’s board of directors and such other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.

As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the capacity of natural persons.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares are (or will be, in the case of the Shares issued upon conversion of the Series A Non-Voting Convertible Preferred Stock in accordance with the terms of the Certificate of Designations) validly issued, fully paid and non-assessable.

Brussels    Chicago    Dallas    Frankfurt    Houston    London    Los Angeles    Milan

Munich    New York    Palo Alto    Paris    Rome    San Francisco    Washington

June 30, 2025

This opinion is limited to the General Corporation Law of the State of Delaware and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof. Insofar as provisions of any of the documents are referenced in this opinion letter for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

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